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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          ATLANTIC DATA SERVICES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


      Massachusetts                                            04-2696393
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     (State of Incorporation                               (I.R.S. Employer
        or Organization)                                 Identification no.)


      One Batterymarch Park, Quincy, Massachusetts                02169
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      (Address of Principal Executive Offices)                  (Zip Code)


If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [ ]                                   box. [X]

Securities Act registration statement file number to
which this form relates:   333-48703
                       -----------------
                        (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                      Name of Each Exchange on Which
     TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
     -------------------                      ------------------------------
            None                                          N/A

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
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                                (Title of Class)

           Page 1 of 3 pages. The exhibit index is located on page 2.
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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         A description of the Registrant's Common Stock, par value $.01 per share, to be registered hereby is contained in the Registrant's Form S-1 Registration Statement, filed with the Securities and Exchange Commission on March 26, 1998 (Registration No. 333-48703), as amended, pursuant to the Securities Act of 1933, as amended (the "S-1 Registration Statement") and such information is incorporated herein by reference.

ITEM 2.       EXHIBITS

     EXHIBIT NO.                                EXHIBIT
     -----------                                -------

           1. Amended and Restated Articles of Organization of the Registrant. (Incorporated by reference to Exhibit
                          3.01 to the S-1 Registration Statement.)

           2. Form of Second Amended and Restated Articles of Organization of the Registrant (to be filed on the closing of the offering). (Incorporated by reference to Exhibit 3.02 to the S-1 Registration Statement.)

           3.             Amended and Restated By-laws of the Registrant.
                          (Incorporated by reference to Exhibit 3.03 to the S-1 Registration Statement.)

           4. Form of Second Amended and Restated By-laws of the Registrant (to be filed on the closing of the Offering). (Incorporated by reference to Exhibit 3.04 to the S-1 Registration Statement.)

           5.             Specimen Certificate representing the Common Stock.
                          (Incorporated by reference to Exhibit 4.01 to the S-1 Registration Statement.)

           6. Shareholders' Agreement among the Company and Certain Shareholders dated July 15, 1988, as amended November 24, 1997 (Incorporated by reference to Exhibit 10.02 to the S-1 Registration Statement.)

           7. Form of Incentive Stock Option Agreement for Shares Issued Under the Amended and Restated 1992 Incentive Stock Option Plan (Incorporated by reference to
                          Exhibit 10.04 to the S-1 Registration Statement.)

           8. Form of Amended and Restated Stockholders Agreement for Shares Issued Under the Amended and Restated 1992 Incentive Stock Option Plan (Incorporated by reference to Exhibit 10.05 to the S-1 Registration Statement.)

           9. Form of Incentive Stock Option Agreement Under the Amended and Restated 1997 Stock Plan (Incorporated by reference to Exhibit 10.08 to the S-1 Registration Statement.)

          10. Form of Non-Qualified Stock Option Agreement Under the Amended and Restated 1997 Stock Plan (Incorporated by reference to Exhibit 10.09 to the S-1 Registration Statement.)

          11. Form of Stock Purchase and Restriction Agreement under the Amended and Restated 1997 Stock Plan (Incorporated by reference to Exhibit 10.10 to the S-1 Registration Statement.)

          12. Registration Rights Agreement dated March 25, 1998 by and among the Company and Certain Stockholders (Incorporated by reference to Exhibit 10.17 to the S-1 Registration Statement.)



                               Page 2 of 3 pages.
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      ATLANTIC DATA SERVICES, INC.



                                      By: /s/ William H. Gallagher
                                          ------------------------------------
                                          William H. Gallagher
                                          President and Chief Operating Officer


Date:  May 4, 1998



                               Page 3 of 3 pages.